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                                                                   EXHIBIT 3.01




AS RESTATED
OCTOBER 28, 1995


                                   BY-LAWS OF

                           UNITED CITIES GAS COMPANY

                                    OFFICES

         1. The principal office shall be in the City of Brentwood, County of Williamson, State of Tennessee.

         2. The corporation may also have offices at such other places as the board of directors may from time to time appoint or the business of the corporation may require.

                                      SEAL

         3. The corporation seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Illinois." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         4. Except as otherwise provided herein, meetings of the shareholders may be held at such place, either within or without the State of Illinois, as may be designated by the board of directors and stated in the notice of the meeting.

         5. The Annual Meeting of shareholders shall be held on the last Friday of April in each year if not a legal holiday, and, if a legal holiday, then on the next secular day following, at ten-thirty o'clock a.m., when they shall elect, by a plurality vote, by ballot, a board of directors, and transact such other business as may properly be brought before the meeting.

         6. The holders of a majority of the shares issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation by these by-laws. If, however, such majority shall not be present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to



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adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

         7. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. In all elections for directors every shareholder shall have the right to vote in person or by proxy for the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate said shares and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall think fit. Except where the books maintained by the Transfer Agent for the transfer of shares of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its shareholders entitled to vote, no shares shall be voted at any election for directors which shall have been transferred on the books maintained by said Transfer Agent within twenty days next preceding such election of directors.

         8. Written notice of the annual meeting shall be mailed at least ten, or in case a merger or consolidation is to be acted upon at least twenty, but not more than forty days prior to the date thereof to each shareholder entitled to vote thereat at such address as appears on the books maintained by the Transfer Agent for the transfer of shares of the corporation.

         9. The Transfer Agent of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual





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business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

         10. Special meetings of the shareholders may be called only by the chairman, by the president, by the secretary, by the board of directors, or in the manner hereafter prescribed by the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called. At any time, upon written request of shareholders holding in the aggregate one-fifth of all the outstanding shares entitled to vote on the matter for which a meeting is called, it shall be the duty of the secretary to call a special meeting of shareholders to be held at the registered office at such time as the secretary may fix, not less than ten nor more than forty days after the receipt of said request, and if the secretary shall neglect or refuse to issue such call, shareholders making the request may do so upon no less than forty days' written notice. Such request shall state the purpose or purposes of the proposed meeting.

         11. Persons authorized to call shareholders' meetings shall cause written notice of the time, place and purpose of the meeting to be given all shareholders entitled to vote at such meeting, at least ten, or in case a merger or consolidation is to be acted upon at the meeting, at least twenty but not more than forty days prior to the day named for the meeting, provided that written notice given by shareholders calling a meeting in accordance with paragraph 10 above shall be given forty days prior to the date named for the meeting. If such written notice is placed in the United States mail, postage prepaid, and addressed to a shareholder at his last known post office address, notice shall be deemed to have been given him. Notice of any shareholders' meeting may be waived by any shareholder at any time.

         12. Business transacted at all special meetings shall be confined to the object stated in the call.





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                                   DIRECTORS

         13. The property and business of the corporation shall be managed by its board of directors, which shall be ten (10) in number and divided into three classes, which shall be as nearly equal in number as possible, as provided in the Articles of Incorporation. The number of directors may be increased or decreased by amendment to these by-laws, provided the number of directors shall not be less than three. In case of any increase in the number of directors, the additional directors may be elected by the shareholders at any meeting, annual or special, duly called for that purpose, or by the board of directors. Except as otherwise herein provided, the directors shall be elected at the annual meeting of shareholders. Each director shall be elected to serve until his successors shall be elected and shall qualify; provided, however, that in no event shall any director who is first elected on or after February 16, 1976, be permitted to serve on or after his date of retirement, which retirement date shall be deemed to be the date of the Annual Meeting of Shareholders of the Company next following the date on which a director has attained age 70.

         Nominations for the election of directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors. Nominations by the board of directors may be made at any time. Nominations by shareholders shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the corporation not less than 30 days nor more than 40 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 30 days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the secretary of the corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Each notice of nomination by a shareholder shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number of share of stock of the corporation which are beneficially owned by each nominee. The chairman of the meeting may, if the facts warrant, determine and declare to





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the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         14. The directors may hold their meetings and have one or more offices, and keep the books of the corporation in the City of Brentwood, Tennessee, or at such other places as they may from time to time determine.

         15. The entire board of directors or any individual director may, at any special meeting of the shareholders called for that purpose in the manner provided by Paragraph 10 and 11 hereof, be removed from office by a vote of shareholders holding a majority of the outstanding shares entitled to a vote at an election of directors. In case the board or any one or more directors be so removed, new directors may be elected at the same meeting. Unless the entire board be removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against the resolution for his removal, which, if cumulatively voted at an election of the whole board, would be sufficient to elect one or more directors.

         16. If the office of a any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, such vacancy or vacancies may be filled by the affirmative vote of a majority of the remaining directors. A director thus elected to fill any vacancy shall hold office until the next annual election and until a successor or successors have been duly elected, unless sooner displaced.

         17. In addition to the powers and authorities by these by-laws expressly conferred upon it, the board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these by-laws directed or required to be exercised or done by the shareholders.





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                              EXECUTIVE COMMITTEE

         18. The board of directors shall by resolution or upon recommendation of the Chairman and approval of the majority of the entire Board, establish an Audit Committee and a Compensation Committee and may by resolution or resolutions, passed by a majority of the whole Board, designate one or more additional committees, each committee to consist of two or more directors, who shall serve at the pleasure of the Board. Such committees shall have any may exercise such powers permitted by law as may be directed or delegated by the board of directors from time to time. Vacancies in the membership of the committees shall be filed by the board of directors at a regular or a special meeting called for that purpose.


                           COMPENSATION OF DIRECTORS

         19. Directors who are not employees of the Company shall be paid a stated salary for their service plus a fixed sum and expenses of attendance at each regular and special meeting of the board; PROVIDED, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor or preclude the Chairman of the Board from receiving any stated salary for his services as such. Members of special or standing committees will be allowed like compensation for attending committee meetings. The board of directors shall have the authority to fix the compensation of directors unless otherwise provided by the Articles of Incorporation.


                             MEETINGS OF THE BOARD

         20. Each newly elected board shall hold its annual meeting immediately following the annual meeting of shareholders at the place where such annual meeting of shareholders was held, and no notice of such annual meeting to the new elected directors shall be necessary in order legally to constitute the annual meeting, provided a quorum shall be present.





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         21.  Regular meetings of the board of directors may be held at such place as a majority of the directors may from time to time appoint. Notice of such regular meeting shall be given at least five days before the meeting by mail or telegram by the chairman of the board or in his absence, by the president. Such notice need not specify the business to be transacted at such regular meeting, but shall state that the meeting to be held is a regular meeting of the board.

         22. Special meetings of the board may be called by the chairman of the board, or in his absence, by the president on five (5) days' notice to each director, by mail or telegram, or notice may be waived by the directors. Special meetings shall be called by the chairman of the board or by the president or the secretary in like manner and on like notice on the written request of two directors.

         23. At all meetings of the board a majority of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-laws.

         24. No business shall be transacted at any special meeting of the board which shall not have been stated in the notice thereof, except upon written approval of all the directors of the corporation.


                                    OFFICERS

         25. The officers of the corporation shall be elected by the directors and shall be a chairman of the board, a president, one or more vice presidents, a secretary and a treasurer. The board of directors may also appoint one or more assistant secretaries and assistant treasurers. Any two of the offices of the corporation may be held by one person except the offices of president and secretary. The board of directors may appoint one or more assistant secretaries and assistant treasurers to perform their respective duties and to have such powers of the secretary and treasurer as shall from time to time be assigned to them by the board of directors.





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         26.  The chairman of the board and the president shall be a member of the board of directors. No other officers of the corporation need be a member of the board. No vice president who is not a director may succeed to or fill the office of the president.

         27. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         28. The salaries of all elected officers of the corporation shall be fixed by the board of directors.

         29. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer, manager or agent elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors, whenever in their judgment the best interest of the corporation will be served thereby, such removal, however, to be without prejudice to the contract rights of the person so removed.

         If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole board of directors.

         30. The chairman of the board shall preside at all meetings of the shareholders and the board of directors.


                                   PRESIDENT

         31. The president shall be the chief executive officer of the corporation and shall have active supervision and general charge of the property, business and employees of the corporation, subject, however, to the control of the board of directors; he shall see that all resolutions and orders of the board of directors are carried into effect; he shall exercise such other powers and perform such other duties as shall be incident to the office of president or as may be required by the board of directors. In the absence or inability to act of the chairman of the board of directors, the president shall preside at all meetings of the shareholders and the board of directors and shall during such absence exercise all the powers of the chairman of the board.





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         32.  He shall execute bonds, mortgages, and other contracts requiring the seal, under the seal of the corporation, but the authority to execute such instruments may also be vested in others as provided in Paragraph 41 of these by-laws.

         33. He shall be EX OFFICIO a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation.


                                VICE PRESIDENTS

         34. Each vice president shall have such powers and perform such duties as the board of directors may from time to time prescribe or as the chairman of the board or the president may from time to time delegate to him. At the request of the president, any vice president may, in the case of the absence or inability to act of the president, temporarily act in his place. In the case of the death of the president or in the case of his absence or inability to act where no vice president has been designated to act temporarily in his place, the board of directors shall designate one or more vice presidents to perform the duties of the president.


                    THE SECRETARY AND ASSISTANT SECRETARIES

         35. The secretary shall attend all sessions of the board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and when authorized by the board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the assistant secretary or an assistant secretary.





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         36.  The assistant secretary, or assistant secretaries in the order of their seniority, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties as the board of directors shall prescribe.


                     THE TREASURER AND ASSISTANT TREASURERS

         37. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts or receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation in such depositaries as may be designated by the board of directors.

         38. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

         39. If required by the board of directors, he shall give the corporation a bond in such sum, and with such surety or sureties as shall be satisfactory to the board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         40. The assistant treasurer, or assistant treasurers in the order of their seniority, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties as the board of directors shall prescribe.


                      DUTIES OF OFFICERS MAY BE DELEGATED

         41. The board of directors, except as otherwise provided in these by-laws, may authorize any officer or officers, or agent or agents, to enter into any bond, mortgage or contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the board of directors or





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by the provisions of these by-laws, no officer, agent or employee other than the chairman of the board of directors and the president shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any allowance.

         42. In case of the absence of any officer of the corporation or for any other reason that the board may deem sufficient, the board may delegate, for the time being, the powers or duties or any of them, of such officer to any other officer, or to any director.


                            CONSIDERATION FOR SHARES

         43. Without the consent of any holder of any share of the capital stock of this corporation, the shares of stock of this corporation may be issued by it from time to time in such number or amount of shares of said stock, and for such consideration, not less than the par value thereof, in labor or services actually performed, money or property, as from time to time may be fixed and determined by the board of directors of this corporation at any annual meeting or any special meeting called for said purpose, and the right, power and authority of said board of directors from time to time so to authorize and order the issuance by this corporation of the said shares of said stock, in such number or amount of share, and for such consideration in labor, services actually performed, money or property, as from time to time said board may fix and determine, is hereby absolutely reserved to said board of directors.

         Payment or delivery to, or receipt by this corporation of such consideration as may be so fixed and determined by its board of directors for the issuance of any share or shares of its said stock, as hereinbefore in this Paragraph 43 provided, shall operate and be construed, deemed and held: (i) to discharge, release and satisfy fully and absolutely, all liability to this corporation and/or to its creditors now or at any time hereafter existing, of any subscriber for, and/or holder or any such share or shares so authorized to be issued in any way on account of, founded upon, or





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arising out of any subscription for, and/or purchase of, and/or issuance of a certificate or certificates representing such share or shares, and (ii) to constitute such share or shares as full paid and non-assessable.


                        CERTIFICATES REPRESENTING SHARES

         44. Certificates evidencing the ownership of shares of the corporation shall bear such serial designation (which may be a combination of letters and numbers) as shall be prescribed by the board of directors and the ownership thereof shall be recorded in books maintained by the Transfer Agent for recording the transfer of shares of the corporation as they are issued. They shall state that the corporation is organized under the laws of the State of Illinois, the name of the person of whom issued, the number and class of shares, and the designation of the series, if any, which such certificate represents, the par value of each share represented by such certificate, and such authorization number as may be prescribed by an Order or Orders of the Illinois Commerce Commission. They shall be signed by the president or a vice president, and the secretary or an assistant secretary, and sealed with the seal or a facsimile seal of the corporation. In case the seal of the corporation is changed after the certificate is sealed with the seal or a facsimile of the seal of the corporation, but before it is issued, the certificate may be issued by the corporation with the same effect as if the seal had not been changed. Where such certificate is countersigned by a transfer agent other than the corporation itself or an employee of the corporation, or by a transfer clerk and registered by a registrar, the signatures of the president or vice president and the secretary or assistant secretary upon such certificate may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the date of its issue.





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         Every certificate representing shares issued by the corporation shall set forth upon the face or back of the certificate a full or summary statement of all the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class authorized to be issued, and if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series; provided that such statement may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the corporation to any shareholder upon request without charge.


                               TRANSFER OF SHARES

         45. Transfers of shares shall be made on the books maintained by the Transfer Agent for the transfer of shares of the corporation only upon surrender of the certificate therefor, endorsed by the person named in the certificate or by attorney lawfully constituted in writing.


                           CLOSING OF TRANSFER BOOKS

         46. The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding forty days preceding the date of any meeting of shareholders or the date for payment of any dividend or distribution, or the date for the allotment of rights, or, subject to contract rights with respect thereto, the date when any change or conversion or exchange of shares will be made or go into effect; provided, however, if the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days, or in the case of a merger or consolidation at least 20 days, immediately preceding such meeting; and provided, further, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date at least 10, or in the case of a merger or consolidation at least 20, but not more





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than 40 days preceding the date of any meeting of shareholders or the date for payment of any dividend or distribution, or the date for the allotment of rights, or, subject to contract rights with respect thereto, the date when any change or conversion of exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares of capital stock, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.



                            REGISTERED SHAREHOLDERS

         47. The corporation shall be entitled to treat the holder of record of any share or shares of the corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Illinois.


                               LOST CERTIFICATES

         48. Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of that fact and advertise the same in such manner as the board of directors may require. The owner of a lost or destroyed certificate(s), or his legal representative will give the corporation a bond, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, may be issued without requiring any bond, when, in the judgment of the directors it is proper so to do.





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                              INSPECTION OF BOOKS

         49. The directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books for the corporation (except as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the shareholders, and the shareholders' rights in this respect are and shall be restricted and limited accordingly.


                                     CHECKS

         50. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the board of directors may from time to time designate.


                                  FISCAL YEAR

51.  The fiscal year shall begin the first day of January in each year.


                                   DIVIDENDS

         52. Dividends upon shares of the corporation, subject to the provisions of the Articles of Incorporation, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation, and shall be paid only out of the surplus of the aggregate of the assets of the corporation over the aggregate of its liabilities, including in the latter the amount of its capital shares.

         Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conductive to the interests of the corporation.





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                          DIRECTORS' ANNUAL STATEMENT

         53. The board of directors shall present at each annual meeting and when called for by vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the corporation.


                                    NOTICES

         54. Whenever under the provisions of these by-laws notice is required to be given to any director, officer or shareholder, it shall not be construed to mean any requirement for personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid, sealed wrapper, addressed to such shareholder, officer or director at such address as appears on the books of the corporation, or, in default of other address, to such director, officer or shareholder at the General Post Office in the City of Chicago, Illinois, and such notice shall be deemed to be given at the time when same shall be thus mailed.

         55. The notice provided for in these by-laws of any general or special meeting of the shareholders, or general or special meeting of the directors, may be waived in writing by the shareholders or directors, respectively.


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         56. Each director or officer of the corporation, each former director or officer, and any person who serves or has served at the request of the corporation as a director or officer of another corporation in which the corporation owned shares of the capital stock or of which it was a creditor, shall be indemnified by the corporation against any costs and expenses which may be imposed upon or actually and necessarily incurred by him (and for which he is not otherwise reimbursed), including the amount of any judgments or fines, in connection with the defense of any action, suit or proceeding, whether criminal or civil, in which he may be named as a party by reason of his being or having been such director or officer, or by reason of any action alleged to have been taken or omitted by him in either such capacity; provided, however, that the





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corporation shall not indemnify any such person against any costs or expenses imposed upon or incurred by him in relation to matters as to which he shall be finally adjudged to be liable for negligence or misconduct in the performance of duty. In the event of a settlement of any such action, suit or proceeding prior to final adjudication, or in the event of a settlement or any claim made against any such person by reason of his being or having been such director or officer, such person shall be indemnified against any costs and expenses actually incurred by him, including any amount paid to effect such settlement, if the corporation is advised by independent counsel selected or approved by its board of directors that he acted without negligence or misconduct in the performance of duty and that such costs and expenses are not unreasonable. In the event of a criminal action, suit or proceeding, a conviction or judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) shall not be deemed an adjudication that such person is liable for negligence or misconduct in the performance of duty if he acted in good faith in what he considered to be the best interests of the corporation or such other corporation or such other corporation and with no reasonable cause to believe that the action was illegal.

         The right of indemnification in this Paragraph 56 provided shall insure to each person referred to in the first paragraph of this Paragraph 56 whether or not he is such director or officer at the time such costs or expenses are imposed or incurred, and whether or not the claim asserted against him is based on matters which antedate the adoption of these by-laws; and in the event of his death or incapacity shall extend to his legal representatives. Each person who shall act as a director or officer of the corporation, or if any such other corporation at the request of the corporation, shall be deemed to be doing so in reliance upon such right of indemnification; and such right shall not be exclusive of any other right which he may have.

         None of the provisions of this Paragraph 56 shall be construed as a limitation upon the right of the corporation to exercise its general power to enter into a contract or undertaking of indemnity with a director or officer in any proper case not provided for herein. The provisions of Paragraph 56 shall be subject to any limitations contained in applicable statutory laws.





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                       VOTING SHARE IN OTHER CORPORATIONS

         57. Unless otherwise ordered by the shareholders, the chairman of the board, the president or a vice president shall have full power and authority in behalf of the corporation to attend, and to act and to vote, at any meeting of shareholders of any corporation in which this corporation may hold shares, and in connection with such meeting shall possess and may exercise in behalf of the corporation any and all rights and powers incident to the ownership of such shares, including the power to appoint proxies therefor and to execute any and all instruments for that purpose. The directors may, from time to time by resolution, direct the manner in which shares may be voted or confer these powers upon any other person or persons.


                                   AMENDMENTS

         58. These by-laws may be altered or amended only in the manner prescribed by the Articles of Incorporation.



                      * * * * * * * * * * * * * * * * * *





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